Exhibit 10.24

OMNIBUS AMENDMENT TO BUSINESS LOAN AGREEMENT AND WARRANTS DATED OCTOBER 3,

2003, APRIL 30, 2004, OCTOBER 26, 2004 AND FEBRUARY 10, 2006

This Omnibus Amendment (this “Amendment”) to the Business Loan Agreement, dated as of July 1, 2003 (the “Loan Agreement”), by and between BWCA I, LLC (“BWCA”) and Basin Water, Inc. (“Basin Water”) and the Warrants dated October 3, 2003, April 30, 2004, October 26, 2004 and February 10, 2006 to purchase a total of 767,450 shares of common stock, par value $0.001 per share (“Common Stock”), of Basin Water (the “Warrants” and together with the Loan Agreement, the “Agreements”) is made as of August 13, 2007, by and between BWCA and Basin Water. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Loan Agreement or the Warrants, as applicable.

WHEREAS, Basin Water prepaid the Loans outstanding under the Loan Agreement shortly after Basin Water’s initial public offering;

WHEREAS, pursuant to the Section 2k. of the Loan Agreement, Basin Water must pay a prepayment penalty of 5% with respect to the amount prepaid;

WHEREAS, BWCA and Basin Water have agreed to amend the Loan Agreement to waive a portion of the prepayment penalty and to amend the Warrants so as to make them exercisable on a cashless basis as set forth herein; and

WHEREAS, each of the Loan Agreement and the Warrants may be amended upon the written consent of each of BWCA and Basin Water.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Section 2k. of the Loan Agreement is hereby amended such that all references to “5%” shall be changed to “2.5%.” The parties to this Amendment hereby agree and acknowledge that the prepayment penalty to be paid by Basin Water to BWCA after giving effect to this Amendment is $ 99,350 (the “Payoff Amount”).

2. The Warrants represent all of the warrants to purchase Common Stock owned by BWCA.

3. Section 4 of each of the Warrants shall be replaced in its entirety with the following:

“4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a) the surrender of the Warrant to the Secretary of the Company at its principal offices; and

(b) either (i) delivery of a duly executed copy of the form of Notice of Exercise attached hereto electing to pay the Exercise Price in cash, together with payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased, or (ii) delivery of a duly executed copy of the form of Notice of Exercise attached hereto electing a cashless exercise, pursuant to which the Holder will receive the number of Shares calculated in accordance with the sentence below (a “Cashless Exercise”).

In the event the Holder elects a Cashless Exercise, it shall receive a number of Shares computed using the following formula:

X	=	Y (A-B)
A

Where:

X = the number of Shares to be issued to the Holder;

Y = the number of Shares purchasable under the Warrant, or if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation);

A = the last sale price of the Common Stock on the trading day prior to the date of exercise of the Warrant or, in case no such reported sales take place on such day, the average of the last reported bid and ask prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, including the Nasdaq Global Market, or if the Common Stock is not listed or admitted to trading on any such exchange, the high per share bid price for the Common Stock in the over-the-counter market as reported by The Pink Sheets or similar organization, or if not so available, the fair market value of the Common Stock as determined in good faith by the Company’s Board of Directors; and

B = the Exercise Price.

4. The Notice of Exercise of each Warrant shall be replaced in its entirety with the Notice of Exercise attached hereto as Exhibit A.

5. Effective immediately upon the payment by Basin Water of the Payoff Amount to BWCA:

(a) All provisions of, rights granted to BWCA under, and obligations, liabilities, covenants and agreements of Basin Water under or in connection with the Loan Agreement, the Commercial Security Agreement, dated as of July 1, 2003, by and between BWCA and Basin Water (the “Security Agreement”), and each Promissory Note issued under or in connection with the Loan Agreement (the “Notes”) and any Related Documents (as defined in the Loan Agreement, and together with the Loan Agreement, the Security Agreement and the Notes, the “Loan Documents”) are hereby terminated, released and cancelled in their entirety and are of no further force or effect, and all amounts outstanding under the Loan Documents, including any Loans, have been paid in full; provided that, notwithstanding anything else to the contrary contained in this Amendment, this Amendment does not act as a waiver or release of any claims against Basin Water under the Warrants held by BWCA.

(b) BWCA does hereby release and discharge any and all right, title and interest that it may have or that it may be entitled to by virtue of the Loan Documents, or Security Interest (as defined in the Loan Agreement) granted or recorded in its favor in the Collateral (as defined in the Security Agreement) and does hereby declare the same fully released and discharged from any and all Security Interests created by the Loan Documents;

(c) BWCA does hereby authorize Basin Water to file Uniform Commercial Code termination statements with respect to any Uniform Commercial Code financing statements filed pursuant to or in connection with any Loan Documents;

(d) BWCA does hereby authorize Basin Water to terminate any and all certificates, documents and agreements filed with the U.S. Patent and Trademark Office or any foreign filing office pursuant to or in connection with any Loan Documents; and

(e) BWCA hereby agrees to, from time to time at the reasonable request and expense of Basin Water, promptly execute and deliver to Basin Water or its designee such further instruments, certificates, documents and agreements, and to file, record or take such further action reasonably requested by Basin Water to obtain the full benefits of this Amendment and of the rights, remedies and powers herein granted and to effectuate fully the transactions contemplated by and the purposes of this Amendment; provided that Basin Water will also pay the reasonable expenses, including reasonable attorneys’ fees, of BWCA in connection with its review and delivery to Basin Water of all such instruments and documents (other than this Amendment). In particular, BWCA shall deliver all Notes (if any) and/or the Loan Agreement to Basin Water (or its designee) in order to mark the same “Cancelled.” Further, BWCA hereby authorizes Basin Water and any of its affiliates to take any other action required to release the Security Interests created by the Loan Documents.

6. Section 16 of each Warrant is hereby deleted in its entirety and replaced with “Reserved.”

7. All references to Basin Water as a “California corporation” shall be changed to a “Delaware corporation.”

8. Basin Water agrees that BWCA may transfer a portion of each of the Warrants (as amended) in the amounts and to the parties set forth on Exhibit B hereto.

9. Basin Water acknowledges that the shares of Basin Water common stock issuable upon the cashless exercise of the Warrants will be issued without a restrictive legend and will be fully transferable pursuant to Rule 144(k) under the Securities Act of 1933, as amended, so long as the holder of the shares of Basin Water common stock is not and has not within three months prior to the sale of any such shares, an “affiliate” of Basin Water, as such term is defined in the rules and regulations of the Securities Act of 1933, as amended.

10. This Amendment may be executed in one or more counterparts and with counterpart facsimile signature pages, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same agreement.

11. This Amendment is the product of both of the parties hereto, and together with the Agreements, constitutes the entire agreement between such parties pertaining to the subject matter hereof, and merges all prior negotiations and drafts of the parties with regard to the matters set forth herein.

12. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflicts of law principles. Any proceeding arising out of or relating to this Amendment may be brought in the state or federal courts located in the State of New York.

13. All other aspects of the Agreements shall remain unchanged and in full force and effect. From the date hereof, any reference to any of the Agreements shall be deemed to refer to any such Agreement as amended by this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

BASIN WATER, INC.

By:	/s/ THOMAS C. TEKULVE
Name:	Thomas C. Tekulve
Title:	Chief Financial Officer and Treasurer

BWCA I, LLC

By:	/s/ OSCAR TANG
Name:	Oscar Tang
Title:	Authorized Signatory

Signature Page to Omnibus Amendment

EXHIBIT A

NOTICE OF EXERCISE

To: BASIN WATER, INC.

The undersigned hereby elects to purchase                      shares of Common Stock of Basin Water, Inc., pursuant to the terms of the attached Warrant.

The undersigned hereby elects:

         to pay the Exercise Price per share required under such Warrant in cash.

         a Cashless Exercise in accordance with the cashless exercise provisions of Section 4(b)(ii) of the Warrant.

So long as the exercise is not a Cashless Exercise, the undersigned hereby represents and warrants that the representations and warranties contained in Section 10 of the Warrant are true and correct as of the date hereof as if they had been made on such date with respect to the Shares and that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

HOLDER:

By:
[NAME]

Address:

Date:

Name in which shares should be registered:

EXHIBIT B

PERMITTED TRANSFERS

(a) With respect to the Warrant to purchase 375,000 shares dated 10/3/2003, the Warrant shall be reissued in three warrants each for 125,000 to BWCA, and BWCA shall have the right to transfer each warrant in a single transfer after the date hereof.

(b) With respect to the Warrant to purchase 177,675 shares dated 10/3/2003, the Warrant shall be reissued in three warrants as follows: (i) one warrant to purchase 10,800 shares in the name of Thomas O’Conner; (ii) one warrant to purchase 21,675 shares in the name of Douglas Tansill; and (iii) one warrant to purchase 145,200 shares in the name of BWCA. BWCA shall have the right to transfer each warrant in a single transfer after the date hereof.

(c) With respect to the Warrant to purchase 89,775 shares dated 4/30/2004, the Warrant shall be reissued in two warrants as follows: (i) one warrant to purchase 3,591 shares in the name of Douglas Tansill; and (ii) one warrant to purchase 86,184 shares in the name of BWCA. BWCA shall have the right to transfer each warrant in a single transfer after the date hereof.

(d) With respect to the Warrant to purchase 75,000 shares dated 10/26/2004, the Warrant shall be reissued in two warrants as follows: (i) one warrant to purchase 3,000 shares in the name of Douglas Tansill; and (ii) one warrant to purchase 72,000 shares in the name of BWCA. BWCA shall have the right to transfer each warrant in a single transfer after the date hereof.

(e) With respect to the Warrant to purchase 50,000 shares dated 2/10/2006, the Warrant shall be reissued in two warrants as follows: (i) one warrant to purchase 2,000 shares in the name of Douglas Tansill; and (ii) one warrant to purchase 48,000 shares in the name of BWCA. BWCA shall have the right to transfer each warrant in a single transfer after the date hereof.